Exhibit 99.1

Riot Blockchain, Inc. Press Release

SEC Terminates its Section 8(e) Examination and Riot Announces Board Changes

CASTLE ROCK, Colo., October 23, 2018 — Riot Blockchain, Inc. (NASDAQ: RIOT) (the “Company”), an industry leader in Blockchain technology and cryptocurrency mining today announced the termination of the Securities and Exchange Commission (“SEC”) Examination previously reported by the Company earlier this year and changes to its Board of Directors (the “Board”).

Termination of Securities and Exchange Commission Examination

The Company announced today that it has received written notification from the SEC that the SEC has terminated its examination under Section 8(e) of certain of the Company’s registration statements, which the Company had previously announced earlier this year.  The previously disclosed separate SEC investigation associated with the subpoena received April 9, 2018 is still ongoing, and the Company has been cooperating with the SEC in that investigation.

Changes to Board of Directors

The Company today also announced the appointment of Mr. Benjamin Yi to the Board, where he will serve as chairman of the Company’s Audit Committee and chairman of the Investment and Strategy Committee.  The Company is pleased to announce the appointment of Mr. Yi, who is a CFA charter holder and holds a Master of Finance degree from the Rotman School of Management at the University of Toronto, to the Board, as he brings over a decade of dedicated financial markets experience to the Company, and will leverage his expertise in capital markets and corporate development to continue to drive the growth of the Company. Mr. Yi previously served as an independent director of PetroMaroc Corporation plc, as a member of the board and as a member of the Audit Committee of Android Industries, LLC, and as an independent director and member of the Audit Committee of Woulfe Mining Corporation where he also served as the chairman of the Audit Committee for a period of time.

The Company today notes the resignation of Mr. Andrew Kaplan from the Board and his resignation from his position as chairman of the Investment and Strategy Committee and as chairman of the Nominating and Corporate Governance Committee, effective as of October 22, 2018.  Mr. Kaplan’s resignation from the Board is by mutual agreement between Mr. Kaplan and the Company and is not due to any disagreement with the Company.

About Riot Blockchain

Riot Blockchain is focused on building, operating, and supporting blockchain technologies. Its primary operations consist of cryptocurrency mining, targeted development of exchange and mining pool platforms, along with other investments within the sector. For more information, visit  http://www.RiotBlockchain.com/.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Form 10-Q for the period ended June 30, 2018 filed with the SEC on August 14, 2018 and in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on April 17, 2018, as amended as of April 30, 2018 and June 29, 2018. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor” below.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors”, copies of which may be obtained from the SEC’s website at https://www.sec.gov/. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts

PR@RiotBlockchain.com

Investor Contact

IR@RiotBlockchain.com